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                                 Exhibit 23 (j)

                          Independent Auditors Consent

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                                      C-19
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                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 18, 1999, relating to the financial statements and financial highlights appearing in the June 30, 1999 Annual Report to Shareholders of the Montgomery Growth Fund, Montgomery U.S. Emerging Growth Fund, Montgomery Small Cap Fund, Montgomery International Growth Fund, Montgomery Global Opportunities Fund, Montgomery Global 20 Fund (formerly Montgomery Select 50 Fund), Montgomery Global Communications Fund, Montgomery Emerging Markets Fund Montgomery Emerging Asia Fund, Montgomery Total Return Bond Fund, Montgomery Short Duration Government Bond Fund, Montgomery Government Money Market Fund, Montgomery California Tax-Free Intermediate Bond Fund, Montgomery Federal Tax-Free Money Fund and Montgomery California Tax-Free Money Fund (fifteen of the portfolios constituting The Montgomery Funds) and Montgomery Balanced Fund (formerly Montgomery U.S. Asset Allocation Fund)
Montgomery Global Long-Short Fund and Montgomery Emerging Market Focus Fund (three of the portfolios constituting The Montgomery Funds II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "General Information" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, CA
April 19, 2000